SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

November 17, 2000

CSB Bancorp, Inc.

(Exact name of Registrant as specified in its Charter)

Ohio	0-21714	34-1687530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification Number)

6 West Jackson Street, PO Box 232, Millersburg, Ohio	44654
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (330)674-9015

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

On November 16, 2000, Douglas D. Akins resigned from the presidency of both CSB Bancorp, Inc. and its subsidiary bank, Commercial & Savings Bank, and from the boards of directors of both CSB Bancorp, Inc. and the Bank. An information release was issued regarding this resignation on November 17, 2000. A copy of an information release is attached to this report.

Item 7. Financial Statements and Exhibits

(a)	Exhibits
	99.1	Information Release dated November 17, 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB BANCORP, INC.

Date: November 17, 2000	By: /s/ A. Lee Miller
A. Lee Miller Acting President and Chief Financial Officer

Exhibit 99.1

PRESS RELEASE:

Headline: CSB Bancorp, Inc. President and CEO Resigns

Dateline: November 17, 2000

CSB Bancorp, Inc. and The Commercial and Savings Bank of Millersburg today announced that Mr. Douglas Akins has resigned his positions as President and Chief Executive Officer of each company. Additionally, Mr. Akins resigned his position as a Director of each company. Mr. Akins stated that he intends to pursue other business opportunities.

Both CSB Bancorp, Inc. and The Commercial and Savings Bank of Millersburg wish to thank Mr. Akins for his fifteen years of faithful service, the last seven as President and Chief Executive Officer. Both companies wish Mr. Akins success in all his future endeavors.

Mr. Lee Miller has been appointed as acting President and Chief Executive Officer of both companies. A search committee has been formed to locate both an interim and permanent President and Chief Executive Officer.

Contact: A. Lee Miller, President and Chief Executive Officer